Exhibit 21
Energizer Subsidiaries

Subsidiary Name	Jurisdictions of Incorporation	Percentage of Control
Energizer Argentina S.A.	Argentina	100%
Energizer Australia Pty. Ltd.	Australia	100%
Wilkinson Sword Ges.m.b.H.	Austria	100%
Energizer Sales Ltd.	Barbados	100%
Energizer Belgium S.A.	Belgium	100%
N.V. Wilkinson Sword S.A.	Belgium	100%
Energizer Insurance Company Ltd.	Bermuda	100%
Energizer do Brasil Ltda.	Brazil	100%
Energizer Cayman Islands Ltd.	Cayman Islands	100%
Schick Cayman Islands Ltd.	Cayman Islands	100%
Energizer Canada Inc.	Canada	100%
Eveready de Chile S.A.	Chile	100%
Energizer (China) Co., Ltd.	China	100%
Schick (Guangzhou) Company Ltd.	China	100%
Eveready de Colombia, S.A.	Colombia	100%
ECOBAT s.r.o.	Czech Republic	33.3%
Energizer Czech spol.sr.o.	Czech Republic	100%
EBC Batteries, Inc.	Delaware	100%
Energizer Asia Pacific, Inc.	Delaware	100%
Energizer Battery, Inc.	Delaware	100%
Energizer International, Inc.	Delaware	100%
Energizer Middle East and Africa Limited	Delaware	100%
Energizer (South Africa) Ltd.	Delaware	100%
Eveready Battery Company, Inc.	Delaware	100%
Energizer Battery Manufacturing, Inc.	Delaware	100%
Energizer Receivables Funding Corporation	Delaware	100%
Energizer Group, Inc.	Delaware	100%
Schick Manufacturing, Inc.	Delaware	100%
Schick North America, Inc.	Delaware	100%
Schick Taiwan Ltd.	Delaware	100%
Eveready Ecuador C.A.	Ecuador	100%
Energizer Egypt S.A.E.	Egypt	63.42%
Energizer France	France	100%
Schick Egypt LLC	Egypt	100%
COREPILE	France	20%
Wilkinson Sword France S.A.S.	France	100%
Energizer Deutschland G.m.b.H. & Co. KG	Germany	100% Partnership
Energizer Finanzierungs GbR	Germany	100% Partnership
Energizer Management Holding Verwaltungs mbH	Germany	100%
Wilkinson Sword GmbH	Germany	100%
Energizer Hellas A.E.	Greece	100%
Energizer Hong Kong Limited	Hong Kong	100%
Eveready Hong Kong Company	Hong Kong	100% Partnership
Schick Asia Limited	Hong Kong	100%
Sonca Products Limited	Hong Kong	100%
Energizer Hungary Trading Ltd.	Hungary	100%
EBC (India) Company Private Limited	India	100%
Energizer India Private Limited	India	100%
Eveready Energizer Miniatures Limited	India	49% Joint Venture
PT Energizer Indonesia	Indonesia	100%
Energizer Ireland Limited	Ireland	100%
Energizer Italia S.p.A.	Italy	100%
Wilkinson Sword S.p.A.	Italy	100%
Schick Japan K.K.	Japan	100%
Eveready East Africa Limited	Kenya	14%
Energizer Korea Ltd.	Korea	100%
Energizer Malaysia SDN.BHD.	Malaysia	80%
Eveready de Mexico S.A. de C.V.	Mexico	100%
Wilkinson Sword B.V.	Netherlands	100%
Energizer NZ Limited	New Zealand	100%
Eveready NZ Limited	New Zealand	100%
Schick & Energizer Peru S.A.	Peru	100%
Energizer Philippines, Inc.	Philippines	100%
Energizer Polska Sp. zo.o	Poland	100%
REBA Organizacja Odzysku S.A.	Poland	25%
Wilkinson Sword Sp. zo.o.	Poland	100%
ECOPILHAS LDA.	Portugal	20%
Wilkinson Sword Artigos de Higiene Ltda.	Portugal	100%
Energizer Puerto Rico, Inc.	Puerto Rico	100%
Energizer LLC	Russia	100%
Energizer Asia Investments Pte. Ltd.	Singapore	100%
Energizer Singapore Pte. Ltd.	Singapore	100%
Energizer Slovakia, Spol.Sr.O.	Slovak Republic	100%
Wilkinson Sword S.A.E.	Spain	100%
Energizer Lanka Limited	Sri Lanka	69.91%
Energizer SA	Switzerland	100%
Energizer (Thailand) Limited	Thailand	100%
Wilkinson Sword Tras Urunleri Ticaret Limited Sirketi	Turkey	100%
Berec Overseas Investments Limited	United Kingdom	100%
Energizer Financial Service Centre Ltd.	United Kingdom	100%
Energizer Holdings UK Co. Limited	United Kingdom	100%
Energizer Investments U.K. Limited	United Kingdom	100%
Energizer Limited	United Kingdom	100%
Energizer Trust Limited	United Kingdom	100%
Ever Ready Limited	United Kingdom	100%
Wilkinson Sword Limited	United Kingdom	100%
Wilkinson Sword (1999) Limited	United Kingdom	100%
EBC Uruguay, S. A.	Uruguay	100%
Eveready de Venezuela, C.A.	Venezuela	100%